SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Report):  September 13, 2005 (September 12, 2005)

Heritage Property Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-31297	04-3474810
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Dartmouth Street Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

(617) 247-2200

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Amendment to Senior Management Change in Control/Severance Agreements

On September 12, 2005, Heritage Property Investment Trust, Inc. (the “Company”) and each of Bruce Anderson, Vice President, Acquisitions, Stephen Faberman, Vice President, Corporate Counsel, Patrick O’Sullivan, Vice President, Finance and Accounting, Barry Rodenstein, Vice President, Leasing, David Sweetser, Vice President, Business Development and Property Management and Construction, and Louis Zicht, Vice President, General Counsel entered into an amendment to the Severance Agreement previously entered into by the Company with each officer.  Under the terms of these amendments, each of which is substantially identical, in the event that the employment of such officer is terminated without “cause” or for “good reason” following a change in control, that officer is entitled to receive severance pay equal to two times the sum of his average base salary and his average bonus for the three most recently completed fiscal years.  A copy of each of these amendments is filed as an exhibit herewith and is incorporated by reference herein.

 Item 9.01.             Financial Statements and Exhibits.

 (c) Exhibits.

10.1         Agreement, dated as of September 12, 2005, by and between Heritage Property Investment Trust, Inc. and Bruce Anderson, Vice President, Acquisitions

10.2         Agreement, dated as of September 12, 2005, by and between Heritage Property Investment Trust, Inc. and Stephen Faberman, Vice President, Corporate Counsel

10.3         Agreement, dated as of September 12, 2005, by and between Heritage Property Investment Trust, Inc. and Patrick O’Sullivan, Vice President, Finance and Accounting

10.4         Agreement, dated as of September 12, 2005, by and between Heritage Property Investment Trust, Inc. and Barry Rodenstein, Vice President, Leasing

10.5         Agreement, dated as of September 12, 2005, by and between Heritage Property Investment Trust, Inc. and David Sweetser, Vice President, Business Development and Property Management and Construction

10.6         Agreement, dated as of September 12, 2005, by and between Heritage Property Investment Trust, Inc. and Louis Zicht, Vice President, General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

/s/Thomas C. Prendergast
Thomas C. Prendergast
President and Chief Executive Officer

/s/David G. Gaw
David G. Gaw
Senior Vice President, Chief Financial
Officer and Treasurer

Dated:  September 13, 2005